UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-37487 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in such filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to us or our management identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to our industry, our operations and results of operations and any businesses that we may acquire. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 9, 2016, Aethlon Medical, Inc. (“we”) entered into a modification of our contract with the Defense Advanced Research Projects Agency, part of the Department of Defense. We entered into the initial contract on September 30, 2011. The Defense Advanced Research Projects Agency entered into the contract modification to authorize us to quantify the degree to which the Middle East Respiratory Syndrome Coronavirus (MERS) virus can be extracted from blood circulation in vitro using miniature versions of the Aethlon Hemopurifier®. Under the modification of the contract, the new milestone is as follows: Quantify the degree to which the MERS virus can be extracted from circulation in vitro using miniature Hemopurifiers. The milestone payment is fixed at $193,719. The milestone is designated as Milestone 2.6.1.3 under year 5 of the contract.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Restricted Stock Unit Grants to Directors and Executive Officers

On August 9, 2016, our Board of Directors (the “Board”) granted restricted stock units (“RSUs”) to certain of our officers and directors as set forth below. The RSUs represent the right to be issued on a future date shares of our common stock (the “Common Stock”) for vested RSUs. Our Compensation Committee recommended the grants based on a compensation assessment provided by a third-party compensation consulting firm engaged by us that developed a peer group of companies for market assessment and analyzed compensation at such companies.

The consultant recommended beneficial ownership targets, which we previously disclosed in our Proxy Statement filed on February 23, 2016, in connection with our Annual Meeting of Stockholders held on March 29, 2016. In connection with the Annual Meeting, our stockholders approved our Amended 2010 Stock Incentive Plan, which included an increase in the number of shares available for grant under the plan in part to accommodate equity awards recommended by the Compensation Committee, and our stockholders approved our executive compensation as disclosed in the Proxy Statement pursuant to Item 402 paragraphs (m) through (q) of Regulation S-K.

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•	To Mr. James A. Joyce, an aggregate of 634,000 RSUs valued at $6.28 per share, based on today’s closing price of the Common Stock. 158,500 of the RSUs are deemed vested upon grant and an additional 39,625 RSUs will vest each quarter beginning on January 1, 2017. This grant is intended to increase Mr. Joyce’s beneficial ownership of our Common Stock to 9.0%, which target was recommended in 2015 and in June 2016 by the compensation consultant engaged by us. Previously, in 2004, the Board had approved a beneficial ownership target of 15% for Mr. Joyce. However, Mr. Joyce has agreed to the modified target of 9.0%.

•	To Mr. Rodney S. Kenley, an aggregate of 52,000 RSUs valued at $6.28 per share, based on today’s closing price of the Common Stock. 13,000 of the RSUs are deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017.

•	To Mr. James B. Frakes, an aggregate of 52,000 RSUs valued at $6.28 per share, based on today’s closing price of the Common Stock. 13,000 of the RSUs are deemed vested upon grant and an additional 3,250 RSUs will vest each quarter beginning on January 1, 2017.

•	To each of our non-employee directors, Mr. Franklyn S. Barry, Jr., Mr. Edward G. Broenniman and Dr. Chetan S. Shah, 16,432 RSUs valued at an aggregate of $105,000, based on the average of the closing prices of the Common Stock for the five trading days preceding and including today’s date. These grants represent (a) $70,000 worth of RSUs representing two years of grants under the amended 2012 Non-Employee Directors Compensation Program (the “2012 Program”) because more than two years have elapsed since Messrs. Barry and Broenniman and Dr. Shah received grants under the program, all of which RSUs are deemed vested upon grant and (b) $35,000 worth of RSUs representing the grant covering the fiscal year ending March 31, 2017, of which one-quarter are deemed vested upon grant and the remaining portion will vest ratably at September 30, 2016, at December 31, 2016 and at March 31, 2017.

The grant of the RSUs and the terms of the RSUs will be set forth in the Stock Unit Grant Notice and Stock Unit Agreement to be entered into between us and each grant recipient. The RSUs are granted under our Amended 2010 Stock Incentive Plan.

Changes to 2012 Non-Employee Directors Compensation Program

In July 2012, the Board approved the 2012 Program, which modified and superseded the 2005 Directors Compensation Program that had been in effect previously. On June 6, 2014, the Board approved certain changes to the 2012 Program, and on August 9, 2016, the Board approved further modifications to the program. Under the modified 2012 Program, in which only non-employee directors may participate, a new eligible director will receive an initial grant of $50,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the date of grant. Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

At the beginning of each fiscal year, each existing director eligible to participate in the 2012 Program will receive a grant of $35,000 worth of RSUs or, at the discretion of the Board, options to acquire shares of Common Stock. RSUs granted under this provision will be valued based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year) and will vest at a rate determined by the Board in its discretion. Options granted under this provision will be valued at the exercise price, which will be based on the average of the closing prices of the Common Stock for the five trading days preceding and including the first day of the fiscal year (or preceding and including the date of grant, if such grant is not made on the first day of the fiscal year). Such options will have a term of ten years and will vest at a rate determined by the Board in its discretion.

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In lieu of per meeting fees, under the 2012 Program eligible directors will receive an annual Board retainer fee of $30,000. The modified 2012 Program also provides for the following annual retainer fees: Audit Committee Chair - $5,000, Compensation Committee chair - $5,000, Audit Committee member - $4,000, Compensation Committee member - $4,000 and Lead independent director - $15,000.

The RSU grants and the changes to the 2012 Program were approved and recommended by our Compensation Committee prior to approval by the Board.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	2012 Non-Employee Directors Compensation Program, as amended August 9, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: August 10, 2016	Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	2012 Non-Employee Directors Compensation Program, as amended August 9, 2016

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